    Cornerstone
    Funds




    December 31, 1996
    Annual Report


                                                              [LOGO] DEAN WITTER

DEAN WITTER
Two World Trade Center
62nd Floor
New York, NY 10048
Telephone (212) 392-8899

DEAN WITTER CORNERSTONE FUNDS
ANNUAL REPORT
1996

Dear Limited Partner:

This marks the twelfth annual report for Dean Witter Cornerstone Funds II and III and the tenth for Dean Witter Cornerstone Fund IV. The Net Asset Value per Unit for each of the three Cornerstone Funds on December 31, 1996 was as follows:

                                                                                        % CHANGE
       FUNDS                             N.A.V.                                         FOR YEAR
       -----                            ---------                                       --------
Cornerstone Fund II                     $3,155.36                                        11.5%
CornerstoneFund III                     $2,715.51                                         8.2%
Cornerstone Fund IV                     $3,204.66                                        13.0%

CORNERSTONE FUND IV ("FUND IV"), the currency Fund, recorded gains during January as short positions in the Japanese yen profited from a decline in value relative to the U.S. dollar. Smaller gains were recorded from transactions involving the New Zealand dollar and Swedish krona. Losses from trading in the British pound, Swiss franc and Italian lira offset a portion of these gains. During February, Fund IV experienced losses as a result of a dramatic reversal in the previous downward move in the value of the Japanese yen and most major European currencies relative to the U.S. dollar. Small gains from long positions in the Australian dollar offset a portion of the month's overall losses. Gains were recorded during March from long Australian dollar positions as its value trended higher versus the U.S. dollar and other world currencies. Short Japanese yen positions also profited as its value moved lower relative to the U.S. dollar.

During April, Fund IV recorded gains from short positions in the German mark, as well as in the Swiss and French francs, as the value of these currencies declined relative to the U.S. dollar. A portion of these gains was offset by losses recorded from previously established short positions in the Japanese yen, as the value of the yen moved higher. In May, gains were recorded as the value of the Australian dollar continued to move higher versus other major world currencies. Additional gains were experienced from long British pound positions as its value also moved higher, and from short positions in the Swiss franc as its value declined versus the U.S. dollar. These gains were partially offset by losses from choppy movement in the value of the Japanese yen and German mark. Fund IV experienced small losses in June as the value of the Australian dollar reversed lower relative to other world currencies. Short-term volatility in the value of the New Zealand dollar and Swiss franc resulted in smaller losses being recorded. A majority of these losses was offset by gains recorded from short positions in the Japanese yen.

Losses were recorded during July from short Japanese yen positions as its value moved sharply higher versus the U.S. dollar. Additional losses were recorded from short Swiss franc positions as its value moved higher following a brief move lower. During August, losses were recorded as a result of trend reversals and choppy movement in the value of most major currencies relative to the U.S. dollar. The most significant losses were recorded from previously established short Australian dollar positions, and from long positions in the French franc and German mark. Fund IV recorded small profits in September as the downward trend in the value of the Japanese yen relative to the U.S. dollar re-emerged. Smaller gains were recorded from long New Zealand dollar positions as its value moved higher versus the U.S. dollar and other world currencies. These gains were partially offset by losses experienced from trading in the German mark, Australian dollar and Swiss franc.

Significant gains were recorded during October due primarily to a dramatic increase in the value of the British pound relative to the U.S. dollar and other major currencies. Additional gains were recorded from short Japanese yen positions as its value continued to trend lower. During November, gains were recorded as the value of the British pound continued its climb versus the U.S. dollar. Additional gains were recorded from short Swiss franc positions as its value decreased versus the U.S. dollar, and from long Australian dollar positions, as its value finished the month higher relative to the U.S. dollar and certain European currencies. Fund IV recorded gains during December as a result of short Swiss franc and Japanese yen positions as the value of these currencies continued their recent trend lower relative to the U.S. dollar. These gains were partially offset by losses recorded from long Australian dollar positions as its value reversed sharply lower early in the month.

CORNERSTONE FUND II ("FUND II"), a diversified Fund, recorded gains during January as short positions in the Japanese yen profited from a decline in value relative to the U.S. dollar. Additional gains were recorded from long positions in European bonds as prices moved higher. Losses were experienced during February due primarily to a sharp trend reversal in the value of the Japanese yen relative to the U.S. dollar. Additional losses were recorded as a result of short-term volatile price movement in crude oil futures. Smaller losses were experienced in soft commodities and financial futures. Fund II recorded small gains in March primarily from long crude oil futures positions. Additional gains were recorded from transactions involving the Australian dollar and Japanese yen. Losses recorded in the financial futures, metals and agricultural markets offset a majority of these gains.

During April, Fund II recorded gains from short positions in the Swiss franc, German mark and French franc as the value of these currencies moved lower relative to the U.S. dollar. Additional gains were recorded in the agricultural, energy and metals markets. Losses were experienced during May due primarily to choppy price movement in non-U.S. interest rate futures. Additional losses were recorded from previously established long crude oil futures positions as prices reversed lower. A portion of these losses was offset by gains recorded in the currency and agricultural markets. In June, gains were recorded from short positions in copper futures as prices declined sharply on news of significant losses incurred in copper by Sumitomo Corporation. Additional gains were experienced in the soft commodities and currency markets.

Fund II recorded losses during July from short corn and soybean futures positions as prices moved sharply higher early in the month. Additional losses were experienced from short positions in the Japanese yen and Swiss franc as the value of these currencies moved higher versus the U.S. dollar. Losses were recorded in August from long German mark positions as its value moved lower relative to the U.S. dollar. Additional losses were recorded from short positions in coffee futures as prices reversed higher. Gains in the energy and financial futures markets offset a portion of these losses. Fund II recorded strong gains during September primarily as a result of long crude oil futures positions as energy prices continued to trend higher. Additional gains were recorded from long European and Japanese bond futures positions as prices moved higher during the month. Smaller gains were experienced in the agricultural, currency and metals markets.

Significant gains were recorded during October as a result of a continued upward price trend in global interest rate futures. Long positions in the British pound and short positions in the Japanese yen also provided profits for the Fund. Smaller gains were experienced in the agricultural markets. Gains were recorded in November as European, U.S. and Japanese bond futures maintained their upward trend. A dramatic move higher in the value of the British pound resulted in additional gains for the Fund's long positions. Smaller gains were recorded in the metals and energy markets. Losses were recorded in December due primarily to a sharp reversal lower in global interest rate futures prices. Smaller losses were experienced from trading in soft commodities. A portion of these losses was offset by gains in the energy, currency and agricultural markets.

CORNERSTONE FUND III ("FUND III"), also a diversified Fund, recorded profits during January primarily from long positions in eurodollar futures as interest rate futures prices increased. Additional gains were recorded from short Japanese yen positions as its value decreased relative to the U.S. dollar. Losses recorded in soft commodities, energies and agriculturals offset a portion of these gains. In February, Fund III recorded significant losses due primarily to a sharp reversal lower in global bond futures prices. Additional losses were recorded from previously established short positions in the Japanese yen as its value increased suddenly relative to the U.S. dollar. Losses were experienced during March from trading in the financial futures markets as both global interest rate and stock index futures prices moved in a short-term volatile pattern. Trading gains experienced in the energy and currency markets offset a portion of the overall Fund losses during March.

In April, Fund III recorded strong gains as long positions in corn futures profited from an upward move in prices. Gains were also recorded from short positions in the German mark and Swiss franc as the value of these currencies moved lower versus the U.S. dollar. Smaller gains were recorded in the energy markets. In May, losses were recorded due primarily to long positions in coffee futures as prices moved lower late in the month. Additional losses were recorded from a sharp reversal lower in copper prices. Smaller losses were experienced in the energy and financial futures markets. Gains in the currency and agricultural markets helped to mitigate these losses. During June, gains were recorded from short copper futures positions as prices moved dramatically lower on news of severe losses recorded in copper by Sumitomo Corporation. Long natural gas and crude oil futures positions also profited, as prices finished the month higher. These gains were partially offset by losses in U.S. and Japanese interest rate futures.

During July, Fund III recorded losses due to trendless price movement in several market complexes. The most significant losses were recorded in the agricultural and currency markets. Smaller losses were recorded in the energy and metals markets. Losses were recorded in August primarily from short positions in coffee futures as prices reversed higher. Additional losses were recorded in the metals and currency markets. Gains recorded in the energy markets, due to an upward trend in oil prices, helped to offset these losses. Strong gains were recorded during September as previously established long crude and heating oil futures positions profited from a continued upward price trend. Additional gains were recorded from long European and Japanese bond futures positions as prices moved steadily higher.

Significant gains were recorded during October due primarily to long positions in the British pound and short positions in the Japanese yen. Gains were also recorded in financial futures as global bond futures prices continued to trend higher. Smaller gains were recorded in the agricultural and soft commodities markets. Gains in November were recorded as European and U.S. bond futures profited from a continued upward trend in global interest rate futures prices. A continued move higher in the value of the British pound resulted in additional gains for Fund III's long positions. Smaller gains were recorded in the energy and metals markets. Fund III recorded gains in December from short positions in the Swiss franc and Japanese yen as the value of these currencies continued to move lower versus the U.S. dollar. Additional gains were recorded from trading natural and unleaded gas futures. A portion of these gains was offset by losses in the financial futures and soft commodities markets.

Each of the three Cornerstone Funds recorded profits for the year primarily by taking advantage of price trends in the currency markets between September and November. Cornerstone Funds II and III also profited from trading in the energy and financial futures markets during this same time period. These gains, coupled with smaller gains in the currency and commodity markets during the second quarter, as well as from the Trading Advisors' ability to limit losses from trend reversals and choppy price movement earlier in the year, contributed to each of the Fund's success in 1996.

Effective July 1, 1996, Demeter Management Corporation, General Partner to Cornerstone Fund III, removed CCA Capital Management, Inc. ("CCA"), as a Trading Advisor to Fund III. All assets formerly managed by CCA were reallocated evenly between two new Trading Advisors for Fund III, Abraham Trading Company ("Abraham") and Welton Investment Systems Corporation ("Welton"). We believe the Fund has benefited from this mix of advisors, and will continue to do so given the opportunity for trending market conditions.

Since they began trading in 1985, Cornerstone Funds II and III have increased by 223.6% (a compound annualized return of 10.4%), and 178.5% (a compound annualized return of 9.0%), respectively. Since it began trading in 1987, Cornerstone Fund IV has increased by 228.7% (a compound annualized return of 13.0%).

Should you have any questions concerning this report, please feel free to contact Demeter Management Corporation at Two World Trade Center, 62nd Floor, New York, NY 10048, or your Dean Witter Account Executive.

  I hereby affirm, that to the best of my knowledge and belief, the information contained in this report is accurate and complete. Past performance is not a guarantee of future results.

    Sincerely,

    /s/ Mark J. Hawley
    Mark J. Hawley
    President
    Demeter Management Corporation
    General Partner

DEAN WITTER CORNERSTONE FUNDS
INDEPENDENT AUDITORS' REPORT

The Limited Partners and the General Partner of
Dean Witter Cornerstone Fund II
Dean Witter Cornerstone Fund III
Dean Witter Cornerstone Fund IV:

We have audited the accompanying statements of financial condition of Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV (collectively, the "Partnerships") as of December 31, 1996 and 1995 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV as of December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP
February 17, 1997
New York, New York

DEAN WITTER CORNERSTONE FUND II
STATEMENTS OF FINANCIAL CONDITION

                                             DECEMBER 31,
                                         ---------------------
                                            1996       1995
                                         ---------- ----------
                                             $          $
                            ASSETS
 Equity in Commodity futures trading
  accounts:
  Cash                                   28,509,266 28,057,189
  Net unrealized gain on open contracts   1,316,434  3,368,107
                                         ---------- ----------
  Total Trading Equity                   29,825,700 31,425,296
 Due from DWR                               123,327     25,525
 Interest receivable (DWR)                   97,815    107,485
                                         ---------- ----------
  Total Assets                           30,046,842 31,558,306
                                         ========== ==========
              LIABILITIES AND PARTNERS' CAPITAL
 LIABILITIES
 Redemptions payable                        442,706    134,889
 Accrued incentive fees                     316,750    307,567
 Accrued management fees                     99,352    104,238
 Accrued brokerage commissions (DWR)         83,967     94,453
 Common administrative expenses payable      52,339     81,314
 Accrued transaction fees and costs           5,558      6,957
                                         ---------- ----------
  Total Liabilities                       1,000,672    729,418
                                         ---------- ----------
 PARTNERS' CAPITAL
 Limited Partners (8,987.942 and
   10,673.698 Units, respectively)       28,360,195 30,213,505
 General Partner (217.400 Units)            685,975    615,383
                                         ---------- ----------
  Total Partners' Capital                29,046,170 30,828,888
                                         ---------- ----------
  Total Liabilities and Partners'
    Capital                              30,046,842 31,558,306
                                         ========== ==========
 NET ASSET VALUE PER UNIT                  3,155.36   2,830.65
                                         ========== ==========

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                   1996        1995        1994
                                ----------  ----------  ----------
                                    $           $           $
REVENUES
Trading Profit (Loss):
 Realized                        7,321,679  11,081,716    (878,688)
 Net change in unrealized       (2,051,673)   (947,973)    556,567
                                ----------  ----------  ----------
  Total Trading Results          5,270,006  10,133,743    (322,121)
Interest income (DWR)            1,179,784   1,471,022   1,153,003
                                ----------  ----------  ----------
  Total Revenues                 6,449,790  11,604,765     830,882
                                ----------  ----------  ----------
EXPENSES
Brokerage commissions (DWR)      1,719,932   1,864,093   2,336,047
Management fees                  1,167,223   1,307,872   1,346,905
Incentive fees                     329,590     381,720         --
Transaction fees and costs         170,971     160,238     194,384
Common administrative expenses      14,612       8,183      49,101
                                ----------  ----------  ----------
  Total Expenses                 3,402,328   3,722,106   3,926,437
                                ----------  ----------  ----------
NET INCOME (LOSS)                3,047,462   7,882,659  (3,095,555)
                                ==========  ==========  ==========
NET INCOME (LOSS) ALLOCATION:
Limited Partners                 2,976,870   7,753,763  (3,050,650)
General Partner                     70,592     128,896     (44,905)
NET INCOME (LOSS) PER UNIT:
Limited Partners                    324.71      592.90     (219.47)
General Partner                     324.71      592.90     (219.47)


   The accompanying notes are an integral part of these financial statements.

DEAN WITTER CORNERSTONE FUND III
STATEMENTS OF FINANCIAL CONDITION

                                                         DECEMBER 31,
                                                     ----------------------
                                                        1996        1995
                                                     ----------  ----------
                                                         $           $
                                  ASSETS
 Equity in Commodity futures trading
  accounts:
  Cash                                               40,587,011  42,294,365
  Net unrealized gain on open contracts               2,580,803   5,578,294
  Net option premiums                                  (291,412)        --
                                                     ----------  ----------
  Total Trading Equity                               42,876,402  47,872,659
 Interest receivable (DWR)                              138,367     159,680
 Due from DWR                                           122,701     124,456
                                                     ----------  ----------
  Total Assets                                       43,137,470  48,156,795
                                                     ==========  ==========
                    LIABILITIES AND PARTNERS' CAPITAL
 LIABILITIES
 Redemptions payable                                    680,730     639,349
 Accrued management fees                                142,387     158,630
 Common administrative expenses payable                 137,548     222,036
 Accrued brokerage commissions (DWR)                    129,098     166,128
 Accrued transaction fees and costs                      12,349      20,978
                                                     ----------  ----------
  Total Liabilities                                   1,102,112   1,207,121
                                                     ----------  ----------
 PARTNERS' CAPITAL
 Limited Partners (15,097.603 and 18,332.818 Units,
   respectively)                                     40,997,752  45,991,101
 General Partner (382.103 Units)                      1,037,606     958,573
                                                     ----------  ----------
  Total Partners' Capital                            42,035,358  46,949,674
                                                     ----------  ----------
  Total Liabilities and Partners'
    Capital                                          43,137,470  48,156,795
                                                     ==========  ==========
 NET ASSET VALUE PER UNIT                              2,715.51    2,508.68
                                                     ==========  ==========

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                   1996        1995       1994
                                ----------  ---------- ----------
                                    $           $          $
REVENUES
Trading Profit (Loss):
 Realized                        8,925,181  14,260,042    913,869
 Net change in unrealized       (2,997,491)    561,437 (1,350,056)
                                ----------  ---------- ----------
  Total Trading Results          5,927,690  14,821,479   (436,187)
Interest income (DWR)            1,657,400   2,061,461  1,744,148
                                ----------  ---------- ----------
  Total Revenues                 7,585,090  16,882,940  1,307,961
                                ----------  ---------- ----------
EXPENSES
Brokerage commissions (DWR)      2,772,496   3,499,743  4,417,718
Management fees                  1,629,715   1,828,013  2,014,028
Transaction fees and costs         379,973     502,332    434,287
Common administrative expenses      24,702      21,158    122,423
                                ----------  ---------- ----------
  Total Expenses                 4,806,886   5,851,246  6,988,456
                                ----------  ---------- ----------
NET INCOME (LOSS)                2,778,204  11,031,694 (5,680,495)
                                ==========  ========== ==========
NET INCOME (LOSS) ALLOCATION:
Limited Partners                 2,699,171  10,824,963 (5,594,569)
General Partner                     79,033     206,731    (85,926)
NET INCOME (LOSS) PER UNIT:
Limited Partners                    206.83      541.04    (219.67)
General Partner                     206.83      541.04    (219.67)


   The accompanying notes are an integral part of these financial statements.

DEAN WITTER CORNERSTONE FUND IV
STATEMENTS OF FINANCIAL CONDITION

                                                          DECEMBER 31,
                                                     ----------------------
                                                        1996       1995
                                                     ---------- -----------
                                                         $           $
                                  ASSETS
 Equity in Commodity futures trading
  accounts:
  Cash                                               91,656,399 104,927,961
  Net unrealized gain on open contracts               5,330,520      70,143
                                                     ---------- -----------
  Total Trading Equity                               96,986,919 104,998,104
 Interest receivable (DWR)                              305,391     364,747
                                                     ---------- -----------
  Total Assets                                       97,292,310 105,362,851
                                                     ========== ===========
                     LIABILITIES AND PARTNERS' CAPITAL
 LIABILITIES
 Redemptions payable                                  1,269,513   1,044,804
 Accrued management fees                                322,552     349,039
 Common administrative expenses payable                 126,007     267,788
 Accrued brokerage commissions (DWR)                     74,340      32,580
 Accrued transaction fees and costs                       3,654       1,629
                                                     ---------- -----------
  Total Liabilities                                   1,796,066   1,695,840
                                                     ---------- -----------
 PARTNERS' CAPITAL
 Limited Partners (29,160.287 and 35,905.625 Units,
   respectively)                                     93,448,822 101,854,654
 General Partner (638.889 Units)                      2,047,422   1,812,357
                                                     ---------- -----------
  Total Partners' Capital                            95,496,244 103,667,011
                                                     ---------- -----------
  Total Liabilities and Partners'
    Capital                                          97,292,310 105,362,851
                                                     ========== ===========
 NET ASSET VALUE PER UNIT                              3,204.66    2,836.73
                                                     ========== ===========

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                      1996             1995              1994
                                   ----------       ----------        -----------
                                       $                $                  $
REVENUES
Trading Profit (Loss):
 Realized                          10,304,825       27,041,974        (10,447,878)
 Net change in unrealized           5,260,377         (198,148)        (1,726,877)
                                   ----------       ----------        -----------
  Total Trading Results            15,565,202       26,843,826        (12,174,755)
Interest income (DWR)               3,924,420        4,912,698          4,129,344
                                   ----------       ----------        -----------
  Total Revenues                   19,489,622       31,756,524         (8,045,411)
                                   ----------       ----------        -----------
EXPENSES
Management fees                     3,904,737        4,575,372          4,952,206
Brokerage commissions (DWR)         3,781,486        2,776,225          5,336,659
Transaction fees and costs            222,993          168,718            339,083
Common administrative expenses         47,685           39,890            228,633
Incentive fees                            --               --               7,659
                                   ----------       ----------        -----------
  Total Expenses                    7,956,901        7,560,205         10,864,240
                                   ----------       ----------        -----------
NET INCOME (LOSS)                  11,532,721       24,196,319        (18,909,651)
                                   ==========       ==========        ===========
NET INCOME (LOSS) ALLOCATION:
Limited Partners                   11,297,656       23,857,922        (18,664,384)
General Partner                       235,065          338,397           (245,267)
NET INCOME (LOSS) PER UNIT:
Limited Partners                       367.93           529.66            (383.89)
General Partner                        367.93           529.66            (383.89)


   The accompanying notes are an integral part of these financial statements.

DEAN WITTER CORNERSTONE FUNDS

STATEMENT OF CHANGES IN PARTNERS' CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                              UNITS OF
                             PARTNERSHIP    LIMITED     GENERAL
                              INTEREST     PARTNERS     PARTNER      TOTAL
                             -----------  -----------  ---------  -----------
                                               $           $           $
DEAN WITTER CORNERSTONE FUND II
Partners' Capital, December
31, 1993                     12,998.995    31,331,000    610,373   31,941,373
Continuous Offering           2,948.327     7,098,104        --     7,098,104
Net Loss                            --     (3,050,650)   (44,905)  (3,095,555)
Redemptions                  (1,927.872)   (4,492,939)   (78,981)  (4,571,920)
                             ----------   -----------  ---------  -----------
Partners' Capital, December
31, 1994                     14,019.450    30,885,515    486,487   31,372,002
Offering of Units                70.020       178,837        --       178,837
Net Income                          --      7,753,763    128,896    7,882,659
Redemptions                  (3,198.372)   (8,604,610)       --    (8,604,610)
                             ----------   -----------  ---------  -----------
Partners' Capital, December
31, 1995                     10,891.098    30,213,505    615,383   30,828,888
Offering of Units                56.043       155,468        --       155,468
Net Income                          --      2,976,870     70,592    3,047,462
Redemptions                  (1,741.799)   (4,985,648)       --    (4,985,648)
                             ----------   -----------  ---------  -----------
Partners' Capital, December
31, 1996                      9,205.342    28,360,195    685,975   29,046,170
                             ==========   ===========  =========  ===========
DEAN WITTER CORNERSTONE FUND III
Partners' Capital, December
31, 1993                     25,673.805    55,270,605    886,088   56,156,693
Continuous Offering           2,630.127     5,299,578        --     5,299,578
Net Loss                            --     (5,594,569)   (85,926)  (5,680,495)
Redemptions                  (4,416.231)   (8,725,003)   (48,320)  (8,773,323)
                             ----------   -----------  ---------  -----------
Partners' Capital, December
31, 1994                     23,887.701    46,250,611    751,842   47,002,453
Offering of Units                25.778        49,000        --        49,000
Net Income                          --     10,824,963    206,731   11,031,694
Redemptions                  (5,198.558)  (11,133,473)       --   (11,133,473)
                             ----------   -----------  ---------  -----------
Partners' Capital, December
31, 1995                     18,714.921    45,991,101    958,573   46,949,674
Offering of Units                 3.594         8,388        --         8,388
Net Income                          --      2,699,171     79,033    2,778,204
Redemptions                  (3,238.809)   (7,700,908)       --    (7,700,908)
                             ----------   -----------  ---------  -----------
Partners' Capital, December
31, 1996                     15,479.706    40,997,752  1,037,606   42,035,358
                             ==========   ===========  =========  ===========

   The accompanying notes are an integral part of these financial statements.

DEAN WITTER CORNERSTONE FUNDS

FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                              UNITS OF
                             PARTNERSHIP    LIMITED     GENERAL
                              INTEREST     PARTNERS     PARTNER      TOTAL
                             -----------  -----------  ---------  -----------
                                               $           $           $
DEAN WITTER CORNERSTONE FUND IV
Partners' Capital, December
31, 1993                      46,526.304  123,481,403  1,719,227  125,200,630
Continuous Offering            8,032.577   20,753,129        --    20,753,129
Net Loss                             --   (18,664,384)  (245,267) (18,909,651)
Redemptions                   (6,925.990) (17,151,842)       --   (17,151,842)
                             -----------  -----------  ---------  -----------
Partners' Capital, December
31, 1994                      47,632.891  108,418,306  1,473,960  109,892,266
Offering of Units                 77.319      212,691        --       212,691
Net Income                           --    23,857,922    338,397   24,196,319
Redemptions                  (11,165.696) (30,634,265)       --   (30,634,265)
                             -----------  -----------  ---------  -----------
Partners' Capital, December
31, 1995                      36,544.514  101,854,654  1,812,357  103,667,011
Offering of Units                 37.715      108,665        --       108,665
Net Income                           --    11,297,656    235,065   11,532,721
Redemptions                   (6,783.053) (19,812,153)       --   (19,812,153)
                             -----------  -----------  ---------  -----------
Partners' Capital, December
31, 1996                      29,799.176   93,448,822  2,047,422   95,496,244
                             ===========  ===========  =========  ===========



   The accompanying notes are an integral part of these financial statements.

DEAN WITTER CORNERSTONE FUND II
STATEMENTS OF CASH FLOWS

                                                    FOR THE YEARS
                                                        ENDED
                                                     DECEMBER 31,
                                           ----------------------------------
                                              1996        1995        1994
                                           ----------  ----------  ----------
                                               $           $           $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                           3,047,462   7,882,659  (3,095,555)
Noncash item included in net income
  (loss):
 Net change in unrealized                   2,051,673     947,973    (556,567)
(Increase) decrease in
  operating assets:
 Interest receivable (DWR)                      9,670      17,183     (61,279)
 Due from DWR                                 (97,802)     24,860     (42,174)
Increase (decrease) in
  operating liabilities:
 Accrued incentive fees                         9,183     307,567     (15,336)
 Accrued management fees                       (4,886)     (1,622)     (1,443)
 Accrued brokerage commissions (DWR)          (10,486)     13,185        (972)
 Common administrative expenses payable       (28,975)    (29,854)    (14,074)
 Accrued transaction fees
   and costs                                   (1,399)      1,237         (52)
                                           ----------  ----------  ----------
Net cash provided by (used for) operating
  liabilities                               4,974,440   9,163,188  (3,787,452)
                                           ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of units                             155,468     178,837   7,098,104
Increase (decrease) in redemptions
  payable                                     307,817    (251,210)    151,917
Redemptions of units                       (4,985,648) (8,604,610) (4,571,920)
                                           ----------  ----------  ----------
Net cash provided by (used for) financing
  activities                               (4,522,363) (8,676,983)  2,678,101
                                           ----------  ----------  ----------
Net increase (decrease) in cash               452,077     486,205  (1,109,351)
Balance at beginning of period             28,057,189  27,570,984  28,680,335
                                           ----------  ----------  ----------
Balance at end of period                   28,509,266  28,057,189  27,570,984
                                           ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

DEAN WITTER CORNERSTONE FUND III
STATEMENTS OF CASH FLOWS

                                                  FOR THE YEARS
                                                      ENDED
                                                  DECEMBER 31,
                                        -----------------------------------
                                           1996        1995         1994
                                        ----------  -----------  ----------
                                            $            $           $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                        2,778,204   11,031,694  (5,680,495)
Noncash item included in net income
  (loss):
 Net change in unrealized                2,997,491     (561,437)  1,350,056
(Increase) decrease in
  operating assets:
 Net option premiums                       291,412          --          --
 Interest receivable (DWR)                  21,313       33,368     (79,962)
 Due from DWR                                1,755       89,133    (213,589)
Increase (decrease) in
  operating liabilities:
 Accrued management fees                   (16,243)        (265)    (30,263)
 Common administrative expenses payable    (84,488)     (44,369)     11,260
 Accrued brokerage commissions (DWR)       (37,030)     (34,476)     77,852
 Accrued transaction fees
   and costs                                (8,629)       7,239       4,810
                                        ----------  -----------  ----------
Net cash provided by (used for)
  operating activities                   5,943,785   10,520,887  (4,560,331)
                                        ----------  -----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of units                            8,388       49,000   5,299,578
Increase (decrease) in
  redemptions payable                       41,381      (26,829)     75,572
Redemptions of units                    (7,700,908) (11,133,473) (8,773,323)
                                        ----------  -----------  ----------
Net cash used for financing activities  (7,651,139) (11,111,302) (3,398,173)
                                        ----------  -----------  ----------
Net decrease in cash                    (1,707,354)    (590,415) (7,958,504)
Balance at beginning of period          42,294,365   42,884,780  50,843,284
                                        ----------  -----------  ----------
Balance at end of period                40,587,011   42,294,365  42,884,780
                                        ==========  ===========  ==========

   The accompanying notes are an integral part of these financial statements.

DEAN WITTER CORNERSTONE FUND IV
STATEMENTS OF CASH FLOWS

                                                   FOR THE YEARS
                                                       ENDED
                                                   DECEMBER 31,
                                        -------------------------------------
                                           1996         1995         1994
                                        -----------  -----------  -----------
                                             $            $            $
CASH FLOWS FROM
  OPERATING ACTIVITIES
Net income (loss)                        11,532,721   24,196,319  (18,909,651)
Noncash item included in net income
  (loss):
 Net change in unrealized                (5,260,377)     198,148    1,726,877
(Increase) decrease in operating
  assets:
 Interest receivable (DWR)                   59,356       69,406     (184,980)
Increase (decrease) in operating
  liabilities:
 Accrued management fees                    (26,487)     (22,567)     (41,612)
 Common administrative expenses payable    (141,781)     (89,342)       8,605
 Accrued brokerage commissions (DWR)         41,760       32,580          --
 Accrued transaction fees
   and costs                                  2,025        1,629          --
                                        -----------  -----------  -----------
Net cash provided by (used for)
  operating activities                    6,207,217   24,386,173  (17,400,761)
                                        -----------  -----------  -----------
CASH FLOWS FROM
  FINANCING ACTIVITIES
Offering of units                           108,665      212,691   20,753,129
Increase (decrease) in redemptions
  payable                                   224,709     (544,818)     519,604
Redemptions of units                    (19,812,153) (30,634,265) (17,151,842)
                                        -----------  -----------  -----------
Net cash provided by (used for)
  financing activities                  (19,478,779) (30,966,392)   4,120,891
                                        -----------  -----------  -----------
Net decrease in cash                    (13,271,562)  (6,580,219) (13,279,870)
Balance at beginning of period          104,927,961  111,508,180  124,788,050
                                        -----------  -----------  -----------
Balance at end of period                 91,656,399  104,927,961  111,508,180
                                        ===========  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

DEAN WITTER CORNERSTONE FUNDS
NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV (individually, a "Partnership", or collectively, the "Partnerships") are limited partnerships organized to engage in the speculative trading of commodity futures contracts and forward contracts on foreign currencies. The general partner for each Partnership is Demeter Management Corporation ("Demeter"). The commodity broker is Dean Witter Reynolds Inc. ("DWR"). Both DWR and Demeter are wholly-owned subsidiaries of Dean Witter, Discover & Co. ("DWD").

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by the General and Limited Partners based upon their proportional ownership interests.

BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

REVENUE RECOGNITION--Commodity futures contracts and forward contracts on foreign currencies are open commitments until settlement date. They are valued at market and the resulting unrealized gains and losses are reflected in income. Monthly, DWR pays each Partnership interest income based upon 80% of its average daily Net Assets at a rate equal to the average yield on 13-Week U.S. Treasury Bills issued during such month. For purposes of such interest payments in Dean Witter Cornerstone Fund IV, Net Assets do not include monies due the Partnership on forward contracts and other commodity interests, but not actually received.

NET INCOME (LOSS) PER UNIT--Net income (loss) per Unit is computed using the weighted average number of units outstanding during the period.

EQUITY IN COMMODITY FUTURES TRADING ACCOUNTS-- Each Partnerships' assets "Equity in Commodity futures trading accounts" consists of cash on deposit at DWR to be used as margin for trading, the net asset or liability related to unrealized gains or losses on open contracts and the net option premiums paid and/or received. The asset or liability related to the unrealized gains or losses on forward contracts is presented as a net amount because each Partnership has a master netting agreement with DWR.

DEAN WITTER CORNERSTONE FUNDS
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

BROKERAGE COMMISSIONS AND RELATED TRANSACTION FEES AND COSTS--Brokerage commissions for each Partnership are accrued at 80% of DWR's published non-member rates on a half-turn basis. Related transaction fees and costs are accrued on a half-turn basis.

Through March 31, 1995, brokerage commissions were capped at 1% per month of the adjusted Net Assets allocated to each trading program employed by a Trading Advisor. From April 1, 1995 through August 31, 1996, the cap was reduced to 3/4 of 1%.

Effective September 1, 1996, brokerage commissions and transaction fees chargeable to each Partnership have been capped at 13/20 of 1% per month of the Partnership's month end Net Assets (as defined in the Limited Partnership Agreement) applied on a per trading system basis, allocated to each such trading program.

OPERATING EXPENSES--Each Partnership has entered into an exchange agreement pursuant to which certain common administrative expenses (i.e., legal, auditing, accounting, filing fees and other related expenses) are shared by each of the Partnerships based upon the number of Units of each Partnership outstanding during the month in which such expenses are incurred. In addition, the Partnerships incur monthly management fees and may incur incentive fees. Demeter bears all other operating expenses.

INCOME TAXES--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS--Distributions, other than on redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

CONTINUING OFFERING--Through September 26, 1994, Units of each Partnership were offered at a price equal to 107.625% of the Net Asset Value per Unit as of the opening of business on the first day of the month, which price included a 5% selling commission and a 2.5% charge for expenses relating to the continuing offering of Units. These expenses were shared by the Partnerships. Any funds received by DWR as a result of the Continuing Offering Expense charges that were in excess of the Continuing Offering Expenses incurred, were contributed pro-rata to the Partnerships, as a contribution of capital to the Partnerships for which no Units were issued. On September 26, 1994, the Continuing Offering was discontinued.

DEAN WITTER CORNERSTONE FUNDS
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

REDEMPTIONS--Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the last day of any month upon fifteen days advance notice by redemption form to the General Partner.

EXCHANGES--Limited Partners may transfer their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreement) without paying additional charges.

DISSOLUTION OF THE PARTNERSHIP--Each Partnership will terminate on September 30, 2025 regardless of its financial condition at such time, upon a decline in Net Assets to less than $250,000, a decline in the Net Asset Value per Unit to less than $250, or under certain other circumstances defined in each Limited Partnership Agreement.

2. RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage commissions to DWR on trades executed on its behalf as described in Note 1. Each Partnership's cash is on deposit with DWR in commodity trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in Note 1.

3. TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership as of December 31, 1996 were as follows:

Dean Witter Cornerstone Fund II
 Abacus Trading Corporation
 John W. Henry & Company, Inc. ("JWH")

Dean Witter Cornerstone Fund III
 Abraham Trading Co.
 Welton Investment Systems Corporation
 Sunrise Capital Management, Inc.

Dean Witter Cornerstone Fund IV
 John W. Henry & Company, Inc.
 Sunrise Capital Management, Inc.

Each trading advisor owns at least ten Units in its respective Partnership, and none is affiliated with DWR or Demeter. Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

DEAN WITTER CORNERSTONE FUNDS
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

MANAGEMENT FEE--The management fee is accrued at the rate of 1/3 of 1% per month of the Net Assets under management by each trading advisor at each month end.

INCENTIVE FEE--Each Partnership will pay an annual incentive fee equal to 15% of the "New Appreciation" in Net Assets as of the end of each annual incentive period ending December 31, except for Dean Witter Cornerstone Fund IV, which will pay incentive fees at the end of each annual incentive period ending May
31. Such incentive fee is accrued in each month in which "New Appreciation" occurs. In those months in which "New Appreciation" is negative, previous accruals, if any, during the incentive period will be reduced. In those instances in which a Limited Partner redeems an investment, the incentive fee (if earned through a redemption date) is to be paid on those redemptions to the trading advisor in the month of such redemption.

4. FINANCIAL INSTRUMENTS

The Partnerships trade futures and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility. At December 31, 1996 and 1995, open contracts were:

                                  CORNERSTONE II
                              ----------------------
                                 CONTRACT OR NOTIONAL AMOUNT
                              ------------------------------
                                 1996       1995
                              ---------- -----------
                                  $           $
 EXCHANGE-TRADED CONTRACTS
 Financial Futures:
  Commitments to Purchase     18,287,000 140,924,000
  Commitments to Sell         70,723,000   3,298,000
 Commodity Futures:
  Commitments to Purchase      6,346,000  53,994,000
  Commitments to Sell         14,596,000  10,484,000
 Foreign Futures:
  Commitments to Purchase     57,075,000  51,681,000
  Commitments to Sell          8,798,000   1,656,000
 OFF-EXCHANGE-TRADED FORWARD
   CURRENCY CONTRACTS
  Commitments to Purchase     26,688,000  15,585,000
  Commitments to Sell         18,334,000  44,881,000

DEAN WITTER CORNERSTONE FUNDS
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                                                CORNERSTONE III
                                            -----------------------
                                              CONTRACT OR NOTIONAL AMOUNT
                                            -------------------------------
                                               1996        1995
                                            ----------- -----------
                                                 $           $
 EXCHANGE-TRADED CONTRACTS
 Financial Futures:
  Commitments to Purchase                   118,163,000 239,465,000
  Commitments to Sell                        59,405,000  39,640,000
  Options Written                            18,613,000         --
 Commodity Futures:
  Commitments to Purchase                    17,683,000 115,420,000
  Commitments to Sell                        22,811,000  19,794,000
  Options Written                            18,407,000         --
 Foreign Futures:
  Commitments to Purchase                    62,344,000 139,878,000
  Commitments to Sell                        22,390,000  22,202,000
 OFF-EXCHANGE-TRADED FORWARD CURRENCY CON-
   TRACTS
  Commitments to Purchase                       420,000         --
  Commitments to Sell                         1,379,000         --
                                                CORNERSTONE IV
                                            -----------------------
                                              CONTRACT OR NOTIONAL AMOUNT
                                            -------------------------------
                                               1996        1995
                                            ----------- -----------
                                                 $           $
 EXCHANGE-TRADED CONTRACTS
 Financial Futures:
  Commitments to Purchase                    93,583,000  31,917,000
  Commitments to Sell                       118,029,000  70,298,000
 OFF-EXCHANGE-TRADED FORWARD CURRENCY CON-
   TRACTS
  Commitments to Purchase                   208,140,000 116,547,000
  Commitments to Sell                       205,227,000 170,990,000

A portion of the amounts indicated as off-balance-sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

The unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled at December 31, 1996 and 1995, respectively, $1,316,434 and $3,368,107 for Cornerstone II, $2,580,803 and $5,578,294 for Cornerstone III and $5,330,520 and $70,143 for Cornerstone IV.

For Cornerstone II, of the $1,316,434 net unrealized gain on open contracts at December 31, 1996, $1,342,050 related to exchange-traded futures contracts and $(25,616) related to off-exchange-traded forward currency contracts. Of the $3,368,107 net unrealized gain on open contracts at December 31, 1995, $3,448,812 related to exchange-traded futures contracts and ($80,705) related to off-exchange-traded forward currency contracts.

DEAN WITTER CORNERSTONE FUNDS
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

For Cornerstone III, of the $2,580,803 net unrealized gain on open contracts at December 31, 1996, $2,589,289 related to exchange-traded futures contracts and $(8,486) related to off-exchange-traded forward currency contracts. The net unrealized gain on open contracts at December 31, 1995 of 5,578,294 related entirely to exchange traded futures.

For Cornerstone IV, of the $5,330,520 net unrealized gain on open contracts at December 31, 1996, $5,350,525 related to exchange-traded futures contracts and $(20,005) related to off-exchange-traded forward currency contracts. Of the $70,143 net unrealized gain on open contracts at December 31, 1995, $534,487 related to exchange-traded futures contracts and $(464,344) related to off-exchange-traded forward currency contracts.

The contract amounts in the above table represent each Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in each Partnerships' Statement of Financial Condition.

Exchange-traded contracts and off-exchange-traded forward currency contracts held by the Partnerships at December 31, 1996 and 1995 mature as follows:

                                                      1996         1995
                                                  ------------ -------------
 CORNERSTONE II
 Exchange-Traded Contracts                        June 1998    December 1996
 Off-Exchange-Traded Forward Currency Contracts   March 1997   December 1996
 CORNERSTONE III
 Exchange-Traded Contracts                        June 1997    December 1996
 Off-Exchange-Traded Forward Currency Contracts   January 1997 January 1996
 CORNERSTONE IV
 Exchange-Traded Contracts                        March 1997   March 1996
 Off-Exchange-Traded Forward Currency Contracts   March 1997   January 1996

The Partnerships also have credit risk because DWR acts as the futures commission merchant or the sole counterparty, with respect to most of the Partnerships' assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. DWR, as the futures commission merchant of all of each Partnership's exchange-traded futures contracts, is required pursuant to regulations of the Commodity Futures Trading Commission to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange-traded futures contracts including an amount equal to the net

DEAN WITTER CORNERSTONE FUNDS
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

unrealized gain on all open futures contracts, which funds totaled at December 31, 1996 and 1995 respectively, $29,851,316 and $31,506,001 for Cornerstone II,
$43,176,300 and $47,872,659 for Cornerstone III, and $97,006,924 and
$105,462,448 for Cornerstone IV. With respect to each Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of DWR, the counterparty on all of such contracts, to perform.

For the years ended December 31, 1996 and 1995 the average fair value of financial instruments held for trading purposes was as follows:

CORNERSTONE II                                           1996
--------------                                  ----------------------
                                                  ASSETS   LIABILITIES
                                                ---------- -----------
                                                    $           $
EXCHANGE-TRADED CONTRACTS:
 Financial Futures                              48,469,000 47,433,000
 Commodity Futures                              24,459,000 22,228,000
 Foreign Futures                                43,821,000 14,875,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS  38,522,000 44,536,000
                                                         1995
                                                ----------------------
                                                  ASSETS   LIABILITIES
                                                ---------- -----------
                                                    $           $
EXCHANGE-TRADED CONTRACTS:
 Financial Futures                              75,146,000  7,443,000
 Commodity Futures                              36,847,000 12,456,000
 Foreign Futures                                62,270,000 57,113,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS  16,455,000 23,929,000

CORNERSTONE III                                          1996
---------------                                 -----------------------
                                                  ASSETS    LIABILITIES
                                                ----------- -----------
                                                     $           $
EXCHANGE-TRADED CONTRACTS:
 Financial Futures                              105,128,000 74,480,000
 Options on Financial Futures                           --  10,138,000
 Commodity Futures                               44,276,000 18,531,000
 Options on Commodity Futures                           --   2,763,000
 Foreign Futures                                 80,000,000 27,228,000
 Options on Foreign Futures                             --         584
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS      233,000    354,000

DEAN WITTER CORNERSTONE FUNDS
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


                                                         1995
                                                -----------------------
                                                  ASSETS    LIABILITIES
                                                ----------- -----------
                                                     $           $
EXCHANGE-TRADED CONTRACTS:
 Financial Futures                              125,222,000  74,782,000
 Commodity Futures                               67,127,000  16,871,000
 Foreign Futures                                122,725,000  68,993,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS    8,899,000  25,325,000
CORNERSTONE IV                                           1996
--------------                                  -----------------------
                                                  ASSETS    LIABILITIES
                                                ----------- -----------
                                                     $           $
EXCHANGE-TRADED FINANCIAL FUTURES CONTRACTS      67,114,000 125,331,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS  334,452,000 334,461,000
                                                         1995
                                                -----------------------
                                                  ASSETS    LIABILITIES
                                                ----------- -----------
                                                     $           $
EXCHANGE-TRADED FINANCIAL FUTURES CONTRACTS      10,215,000  22,213,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS  273,150,000 311,898,000

5. LEGAL MATTERS

On September 6, 10, and 20, 1996, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures & Currency Management Inc., DWD (all such parties referred to hereafter as the "Dean Witter Parties"), the Partnerships, certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors (including JWH) to those pools. Similar purported class actions were also filed on September 18, and 20, 1996, in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors (including JWH) on behalf of all purchasers of interests in various limited partnership commodity pools, including the Partnerships, sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in

DEAN WITTER CORNERSTONE FUNDS
NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)

the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they and the Partnerships have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties or the Partnerships.

DEAN WITTER REYNOLDS INC.

Two World Trade Center

62nd Floor

New York, NY 10048
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